Exhibit 99.1

Investor Relations Contact:

Lisa Laukkanen

The Blueshirt Group

415-217-4967

lisa@blueshirtgroup.com

Fastclick Reports First Quarter 2005 Financial Results;

Revenue Grows 80% Year Over Year

Santa Barbara, Calif. — May 5, 2005 — Fastclick, Inc. (Nasdaq: FSTC), a provider of Internet advertising technologies and services, today reported financial results for the first quarter ended March 31, 2005.

“We are pleased to deliver such strong results for our first publicly reported quarter,” stated Kurt Johnson, CEO of Fastclick.   “We attribute our record revenue in the first quarter to the success of our performance-based online advertising technology solutions and continued growth of our diverse advertiser and publisher network.  Through our proprietary optimization technology, we are able to provide advertisers with a highly-automated method to increase their ROI.  Simultaneously, our publisher partners enhance the value of their Internet advertising space through the greater revenue-generating opportunities our network provides.”

First quarter highlights include:

•                  Revenue for the first quarter of 2005 increased 80% to $19.6 million compared to the year ago period and marks the ninth consecutive quarter of sequential revenue growth.

•                  Adjusted EBITDA grew by more than 20% to $2.4 million in the first quarter of 2005 from $2.0 million in the first quarter of 2004.

•                  Net income was $0.9 million, or $0.06 per fully diluted share.

•                  Fastclick’s network grew to become the second largest online media property reaching over 119 million unique users in March, ahead of Yahoo!, AOL and MSN, according to comScore Media Metrix from its March 2005 Ad Focus report.

•                  Our network of websites grew to more than 9,000 and delivered more than 8.8 billion ad impressions across our network in March 2005.

First Quarter 2005 Results

Revenue — Fastclick reported record revenue of $19.6 million for the first quarter of 2005, an increase of 80 percent from $10.9 million for the first quarter of 2004.

Adjusted EBITDA — Fastclick’s Adjusted EBITDA grew to $2.4 million for the first quarter of 2005, an increase of 20 percent over the $2.0 million reported for the first quarter of 2004.  Adjusted EBITDA is defined as income before interest, taxes, depreciation, amortization and the non-cash stock-based compensation charge.

Net Income — The Company reported first quarter net income of $0.9 million, or $0.06 per fully diluted share, compared to $1.8 million, or $0.17 per fully diluted share, for the first quarter of 2004.  Net income benefited from a lower tax rate of 2.3% due to the Company’s S corporation status during the first quarter 2004.  On September 27, 2004 Fastclick revoked its subchapter S corporation status and began operating as a C corporation.  The Company’s first quarter 2005 financial results reflect an effective tax rate of 42.8%, and increased expenses from the expansion of our operations.   Adjusted net income, which excludes stock-based compensation, was $1.5 million for the first quarter of 2005 as compared to $1.8 million for the first quarter of 2004.  Adjusted net income on a fully diluted per share basis was $0.11 per share in the first quarter of 2005 compared to $0.17 per fully diluted share in the first quarter of 2004.

2005 Outlook

“We are confident that our strategy will enable us to capture significant opportunities in the rapidly growing online advertising market in 2005.  With the proceeds from the closing of our successful initial public offering, we currently have cash, cash equivalents and short-term investments totaling more than $80 million, and are well positioned to aggressively pursue our growth strategy,” concluded Johnson.

For full year 2005 the Company expects revenues to be in the range of $88 million to $92 million and Adjusted EBITDA in the range of $12 million to $13 million.  Fastclick expects total revenue for the second quarter of 2005 in the range of $20 million to $21 million and Adjusted EBITDA of $2.4 million to $2.6 million.

Conference Call Details
The Fastclick first quarter 2005 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Thursday, May 5, 2005.  To access the live webcast, please visit the investor relations section of the Company’s website http://ir.fastclick.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software.  To listen to the live conference call, please dial (800) 366-7417 or (303) 262-2190 at 4:50 p.m. ET on May 5.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on May 5, 2005, through May 12, 2005, by dialing (800) 405-2236 and entering the passcode 11028184#.

About Fastclick

Fastclick is a provider of Internet advertising technologies and services.  Fastclick has built a network of more than 9,000 third-party websites and its network reached over 119 million unique U.S. Internet users in March 2005 according to comScore Media Metrix  from its March 2005 Ad Focus report. For more information about Fastclick, visit www.fastclick.com or call (805) 568-5334.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release.  These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Fastclick’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles.  Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Fastclick’s markets and the demand for its products and services. Factors that could cause Fastclick’s actual results to differ materially from these forward-looking statements include anticipated growth in the Internet advertising market, Fastclick’s ability to effectively market and sell its products and services, its ability to expand its operations, increases in costs, disruptions to information technology systems, unpredictable events and circumstances relating to increased competition, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

FASTCLICK, INC.

STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31
	2005	2004

Revenue	$19,623	$10,922
Cost of revenue (a)	12,851	7,380

Gross profit	6,772	3,542
Operating costs:
Sales and marketing	2,462	893
Technology	613	373
General and administrative	1,576	404
Stock-based compensation (b)	731	—

Total operating costs	5,382	1,670

Operating income	1,390	1,872
Interest income, net	97	4

Income before provision for income taxes	1,487	1,876
Provision for income taxes	636	43

Net income	$851	$1,833

Earnings per share:
Basic	$0.26	$0.17
Fully diluted	$0.06	$0.17

Weighted average common shares outstanding:
Basic	3,317	10,748
Fully diluted	14,456	11,065

(a) Stock-based compensation charges are included in the following statement of income category:

Cost of revenue	$10	$—

(b) Stock-based compensation charges are excluded from the following statement of income categories:

Sales and marketing	$391	$—
Technology	216	—
General and administrative	124	—
	$731	$—

FASTCLICK, INC.

BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,480	$12,397
Short-term investments	8,000	7,954
Accounts receivable, net	10,568	9,003
Prepaid expenses and other current assets	443	232

Total current assets	29,491	29,586

Property and equipment, net	2,317	2,078
Other assets	2,036	2,219

Total assets	$33,844	$33,883

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,520	$5,695
Deferred revenue	687	738
Accrued payroll	1,360	2,048
Accrued other liabilities	1,068	410
Income taxes payable	288	77
Current portion of loans payable	—	46
Deferred income taxes	307	500

Total current liabilities	10,230	9,514

Long-term portion of loans payable, net of current portion	—	75
Deferred tax liabilities	951	806

Total long-term liabilities	951	881

Total liabilities	11,181	10,395

Redeemable convertible preferred stock	—	73,416

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	19	8,395
Common stock subscribed	(63,052)	—
Additional paid-in capital	87,300	—
Deferred compensation	(5,767)	(7,249)
Treasury stock	—	(54,386)
Retained earnings	4,163	3,312

Total stockholders’ equity (deficit)	22,663	(49,928)

Total liabilities and stockholders’ equity (deficit)	$33,844	$33,883

FASTCLICK, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004

Cash flow from operating activities:
Net income	$851	$1,833
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred compensation	741	—
Depreciation and amortization	294	82
Deferred income taxes	(48)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,565)	(930)
Prepaid expenses and other current assets	(211)	(28)
Other assets	—	4
Accounts payable	(38)	1,816
Deferred revenue	(51)	155
Accrued payroll	(688)	172
Accrued other liabilities	515	(68)
Income taxes payable	211	43

Net cash provided by operating activities	11	3,079

Cash flow from investing activities:
Purchase of short-term investments	(46)	—
Purchase of property and equipment	(476)	(92)
Purchase of domain names	—	(63)
Software development costs	(670)	—

Net cash used in investing activities	(1,192)	(155)

Cash flow from financing activities:
Financing services	(737)	(25)
Net repayments of loans payable	(121)	(7)
Proceeds from sale of common stock	122	9
Distributions to shareholders	—	(1,706)

Net cash used in financing activities	(736)	(1,729)

Increase (decrease) in cash and cash equivalents	(1,917)	1,195
Cash and cash equivalents, beginning of period	12,397	1,657

Cash and cash equivalents, end of period	$10,480	$2,852

FASTCLICK, INC.

IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
	GAAP	Adjustments		Non-GAAP	GAAP

Revenue	$19,623	$—		$19,623	$10,922
Cost of revenue	12,851	(10	)(a)	12,841	7,380

Gross profit	6,772	10		6,782	3,542
Operating costs:
Sales and marketing	2,462	—		2,462	893
Technology	613	—		613	373
General and administrative	1,576	—		1,576	404
Stock-based compensation	731	(731	)(a)	—	—

Total operating costs	5,382	(731)		4,651	1,670

Operating income	1,390	741		2,131	1,872
Interest income, net	97	—		97	4

Income before provision for income taxes	1,487	741		2,228	1,876
Provision for income taxes	636	52		688	43

Net income	$851	$689		$1,540	$1,833

Earnings per share:
Basic	$0.26	$0.20		$0.46	$0.17
Fully diluted	$0.06	$0.05		$0.11	$0.17

Weighted average common shares outstanding:
Basic	3,317	—		3,317	10,748
Fully diluted	14,456	—		14,456	11,065

(a)          The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.

FASTCLICK, INC.

RECONCILIATION OF NON-GAAP RESULTS OF OPERATIONS MEASURES TO THE NEAREST COMPARABLE GAAP MEASURES

The following table presents a reconciliation from operating income to adjusted earnings before interest, income taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) (in thousands, unaudited):

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

	Operating Income		Adjusted EBITDA	Operating Income		Adjusted EBITDA

Stock-based compensation (a)		$741			$—
Depreciation and amortization (b)		294			82
	$1,390	$1,035	$2,425	$1,872	$82	$1,954

(a)          The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.

(b)         The adjustment represents the depreciation of property and equipment and amortization of software developed for internal use.